
ADVENT
Acquisition of UltraCell, LLC
February 22, 2021
NEXT GENERATION
FUEL CELL TECHNOLOGY

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Market & Industry Data

In this presentation, Advent relies on and refers to information and statistics regarding industry data. Advent obtained this information and statistics from third-party sources, including reports by financial data firms and other firms. Advent has supplemented this information where necessary with information from discussions with its own internal estimates, taking into account publicly available information about other industry participants and Advent’s management’s best view as to information that is not publicly available. Such information has not been subject to any independent audit or review. To the extent available, the industry, market and competitive position data contained herein has come from official or third party sources. Third party industry publications, studies and surveys generally state that the data contained therein has been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. While Advent reasonably believes that each of these publications, studies and surveys has been prepared by a reputable party, neither Advent nor any of their respective directors, officers, employees, agents, affiliates, advisors or agents, have independently verified the data contained therein. In addition, certain industry, market and competitive position data contained herein come from Advent’s internal research and estimates based on the knowledge and experience of Advent’s management in the markets in which Advent operates. While Advent reasonably believes that such research and estimates are reasonable, they, and their underlying methodology and assumptions, have not been verified by any independent source for accuracy or completeness and are subject to change. Accordingly, reliance should not be placed on any of the industry, market or competitive position data contained in such information and no representation or warranty (express or implied) is given that such data is correct or complete.

Transaction Overview

Advent Technologies has acquired UltraCell, LLC from Bren-Tronics, Inc.

Business Overview

Headquarters: Livermore, CA
Founded: 2002 (UltraCell Corp. Assets Acquired by Bren-Tronics, Inc. in 2011)

UltraCell
HIGH POWER MICRO FUEL CELLS™
AN ADVENT COMPANY

Overview of Business:
Manufacturer of compact, lightweight and efficient fuel cell based power solutions for portable electronic devices

Hundreds of systems, having passed stringent military testing, currently being deployed in the field being used under extreme conditions

Leader in the field of methanol-based fuel cell technology

Early adopter and current customer of Advent HT-PEM

Key Transaction Terms

Transaction Type: Cash Acquisition of Membership Units

Purchase Price: Undisclosed

Closing: Deal closed February 18, 2021

- UltraCell will remain in Livermore, CA maintaining its “Made in USA” label
- Ian Kaye, General Manager and Senior Vice President of Product Development for Advent Ian will continue to run the UltraCell business while helping to expand the Advent product line







This Transaction Advances Advent's "Any Fuel, Anywhere" Strategy…

Any Fuel

– Multiple liquid hydrogen-carrying fuels can be used from methanol mix to military approved fuel which lowers the cost of ownership and has key infrastructure implications


67% VOL CH3OH
50-70% VOL CH3OH
UltraCell
XRT 75 Fuel Tank
BlueDevil
WINDSHIELD
WASHER
CONCENTRATE
MAKES 16 GALLONS

Anywhere

– UltraCell systems have been tested and deployed in the most challenging conditions on the planet. From below zero to over 100 degrees F, these systems work in any condition


-12C
Tahoe City
9°

And Positions Advent in Cutting Edge Stack Technology

Smaller, Lighter and More Efficient

- UltraCell's technology allows 37lb of hydrogen carrying-fuel to replace 759lbs of lead acid batteries on surveillance missions – an almost 25x reduction

Leader in Small, Portable Stacks

- 55W to 1,000W fuel cell stacks can be expanded to many kW for other applications
- Uses Advent 45-165cm^2 MEAs
- Will benefit from next-gen MEAs

Lead Acid Batteries 759 lbs



UltraCell: H2-carrying liquid fuel 37lbs





UltraCell Enhances Advent's Commercial Capabilities

Immense Potential For Drone, Portable, Aerospace Transportation & Automotive Markets


FCV
ZERO EMISSION
TOYOTA

- US DoD defense customers validate our HT-PEM based technology
- Off-grid power drives a growing portion of US Department of Homeland Security applications in surveillance & security
- Three EU based NATO militaries have started detailed pilot trials to plan for larger scale deployments
- Methane Emissions Reduction solution for Oil & Gas Solution wellheads : Can reduce methane emissions 45% in certain areas

  (methane has 25-84x effect vs CO_2 in global warming)
- The lightweight technology makes it ideal for commercial remote and portable power markets
- Portable power generators represent a potential $2.8bn market by 2025*



*Based on https://www.reportlinker.com/p05834210/Global-Portable-Generators-Industry.html?utm_source=GNW

Advent + UltraCell = Leader in Lightweight Stacks and Systems



Battery Charger

3 Gallons of methanol

vs.121 lbs of batteries







01

Advent MEA Inside

- Breakthrough benefits from next generation Advent MEAs

02

Partner Product

- Expands production capabilities with Advent capital.
- Made in USA

03

Business



- Expand internationally through Advent's expanding sales network

04

Vision

Know-how & new team propels aviation & automotive next-generation Advent products


ADVENT
Thank You